SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) :
April 27, 1996



SHARED TECHNOLOGIES FAIRCHILD INC.



DELAWARE                        0-17366                 87-0424558
(State or other                 (Commission             (I.R.S.
jurisdiction of                 File Number)            Employer
incorporation)                                          Identification
                                                        No.)

100 Great Meadow Road, Suite 104
Wethersfield, CT                                                06109
(Address of principal                                   (Zip Code)
executive offices)


Registrant's telephone number, including area code
(860-258-2400)


Total number of sequentially numbered paged in this
filing, including exhibits hereto:      30




Item 2. Acquisition or Disposition of Assets

On April 27, 1996, Shared Technologies Fairchild Inc, (STF), through its subsidiary Shared Technologies Cellular, Inc ("STC" or the "Company") completed its acquisition of certain assets of Cellular Global Investments of Northern California, Inc., Access Cellular Corp., Summit Assurance Cellular, Inc., Road and Show Cellular Arizona Corp., Road and Show Cellular West, Northstar Cellular Corp.and Craig A. Marlar. The purchase price was approximately $3,500,000, comprised of $1,058,276 in cash payable over eight months, $1,697,724 in assumed liabilities, and the issuance of 300,000 shares of the Company's common stock, $.01 par value. Additionally, at closing, the Company issued three-year warrants to purchase an aggregate of 300,000 additional shares of the Company's common stock $.01 par value. The warrants are excersizable as follows: 100,000 shares at $3.00 per share; 100,000 shares at $4.00 per share and 100,000 at $5.00 per share.

Item 7. Financial Statements and Exhibits

(a)Financial statements of business acquired

        i)The required audited financial statements for the periods ended December 31, 1995 and December 31, 1994 will be filed as soon as practicable and, in any case, within 60 days of the date of the filing of this Current Report on Form 8-K.

        (ii)Unaudited balance sheets of the Companies, as of March 31, 1996, the related unaudited statements of operations, and cash flows for the period ended, March 31, 1996 will be filed as soon as practicable and, in any case, within 60 days of the date of the filing of this Current Report on Form 8-K.

(b)  Pro Forma financial information

        The required pro forma financial information will be filed as soon as practicable and, in any case, within 60 days of the date of the filing of the Current Report on Form 8-K.




(c)     Exhibits

        Exhibit No.     Description                     Page No.

        10.1            Asset Purchase Agreement
                        dated April 27, 1996



                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Shared Technologies
                                                Fairchild Inc.




                                                By:  _______________________
                                                        Vincent DiVincenzo
                                                        Chief Financial Officer

Date: May 9, 1996                               3








ASSET PURCHASE AGREEMENT


BETWEEN


SHARED TECHNOLOGIES CELLULAR, INC. ("BUYER")


AND


CELLULAR GLOBAL INVESTMENTS OF NORTHERN CALIFORNIA, INC.,
ACCESS CELLULAR CORPORATION,
ROAD & SHOW CELLULAR WEST,
ROAD & SHOW CELLULAR ARIZONA CORPORATION,
SUMMIT ASSURANCE CELLULAR INC.,
NORTHSTAR CELLULAR CORPORATION
and
CRAIG A. MARLAR ("SELLERS")


April 27, 1996



ASSET PURCHASE AGREEMENT


        THIS AGREEMENT ("Agreement") is entered into as of the 27th day of April, 1996, by and among:

        1. Shared Technologies Cellular, Inc., a Delaware corporation (the "Buyer"); and

        2. Cellular Global Investments of Northern California Inc., a California corporation, Access Cellular Corporation, a Florida corporation, Road and Show Cellular West, a Nevada corporation, Road & Show Cellular Arizona Corporation, an Arizona corporation, Summit Assurance Cellular Inc., a California corporation, Northstar Cellular Corp., a California corporation (collectively, the "Corporate Sellers"), and Craig A. Marlar, an individual ("Marlar")(Marlar and the Corporate Sellers are sometimes collectively referred to herein as the "Sellers" or each individually referred to as a "Seller").

        WHEREAS, Sellers, are engaged in the business of providing cellular phone rentals to travelers and other customers primarily at locations operated by car rental companies (such businesses of the Sellers are collectively referred to herein as the "Business");

        WHEREAS, Sellers desire to sell, and Buyer desires to acquire certain assets used in the Business in consideration of the payment of the purchase price on the terms and subject to the conditions contained in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Sellers, jointly and severally, and Buyer hereby agree as follows:

        ARTICLE 1.      DEFINITIONS

        As used in this Agreement, the following terms have the following meanings:

        Affiliate:   As to any person, a person or entity who or which
controls, is controlled by, or is under common control with, any party hereto.
 For purposes of this Agreement only, the Sellers are deemed to be Affiliates of each other.

        Closing:        As defined in Section 6.1.

        Closing Date:   As defined in Section 6.1.

        Code:   The Internal Revenue Code of 1986, as amended, and
regulations promulgated thereunder.




        Effective Date:   As defined in Section 6.1.

        Employee Benefit Plans: Any plan maintained by a Seller for the benefit of its employees that is an "employee pension benefit plan" or an "employee welfare benefits plan" as those terms are defined in the Employee Retirement Income Security Act of 1974, as amended.

        Enforceable: A document or other obligation is Enforceable if it can be enforced in accordance with its terms (subject to (a) applicable bankruptcy, reorganization, insolvency, fraudulent conveyance and moratorium laws and other laws applicable generally to creditors' rights from time to time in effect and
(b) judicial limitations on the remedy of specific performance, injunctive relief and other equitable remedies).

        Exchange Act Filing:   As defined in Section 7.2.4.

        Franchise Agreement:   The Franchise Agreement dated December 31,
1994, between STI Cellular Franchise Corp. and Access Cellular Corporation.

        Lien:   Any lien, encumbrance, mortgage, hypothecation,
equity, charge, restriction, possibility of reversion or any other similar conflicting ownership or security interest.

        License Agreements: The License Agreements include (i) the agreement dated June 1992 between Buyer, as successor in interest to and assignee of Road and Show Cars, Inc. and Road and Show Cars Cellular and Road and Show Cellular West, Inc., as successor in interest to and assignee of Carl F. Grewe, C. Richard Grewe and Safety Leasing, Inc., and (ii) the agreement dated September 4, 1992 between Buyer, as successor in interest to and assignee of Road and Show Cars, Inc. and Road and Show Cars Cellular and Summit Assurance Cellular, Inc., as successor in interest to and assignee of Road and Show Northwest, Inc.

        No Default: There is No Default under a document or other obligation if no occurrence or circumstance exists which constitutes a material breach or default (or which, by the lapse of time or giving of notice, would constitute a material breach or default) with respect thereto or thereunder. The phrase "Any Default," when used in negative sentences, has the same meaning as "No Default."

        Permitted Liens:

        (a) liens for taxes, assessments and other governmental charges, if such taxes, assessments and charges are attributable to periods prior to the Effective Date, are accrued in the ordinary course of business of the Business and that are not due and payable prior to the Effective Date;

        (b) artisans', mechanics', carriers', workers', repairmen's, warehousemen's, materialmen's, judgment or other like liens (inchoate or otherwise) for obligations arising or incurred in the ordinary course of business of the Business which are attributable to periods prior to the Effective Date, and are not due and payable prior to the Effective Date; or

        (c) encumbrances not having separately or in the aggregate any material adverse effect on the value or intended use of the Acquired Assets or the operation of the Business on or after the Effective Date;

        (d) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property for the purposes intended; or

        (e) liens of equipment lessors arising under the terms of leases set forth on Schedule 2.1.5 hereof.

        ARTICLE 2.      PURCHASE AND SALE OF ASSETS

        2.1 Acquired Assets. Subject to the terms and conditions of this Agreement, on and as of the Effective Date (as defined in Section 6.1 hereof), Sellers shall sell, transfer, assign and delegate to Buyer, and Buyer shall purchase and assume from Sellers, all right, title and interest of Sellers in and to certain of the assets and goodwill of the Sellers used in the Business, as expressly described in Sections 2.1.1 through 2.1.12 (collectively, the "Acquired Assets"), but (i) subject to the Permitted Liens, and (ii) excluding the Excluded Assets described in Section 2.2.

                2.1.1 All cellular telephone  equipment,  all computer equipment and software, and all tools, supplies, furniture, fixtures, leasehold improvements, inventory and all other tangible personal property set forth on
Schedule 2.1.1;

                2.1.2   [Intentionally omitted];

                2.1.3   [Intentionally omitted];

                2.1.4 All rights of Sellers under the leases, leaseholds or rental agreements for all premises in or from which Sellers conduct the Business set forth on Schedule 2.1.4 hereto (the "Real Property Leases");


                2.1.5 All rights of Sellers under all leases of personal property used in the Business set forth on Schedule 2.1.5;

                2.1.6   [Intentionally omitted];

                2.1.7  All  rights  of  Sellers  in  and  under  those   certain
agreements with car rental agencies as set forth on Schedule 2.1.7;

                2.1.8   [Intentionally omitted];

                2.1.9 All rights of Sellers in and under such other contracts set forth on Schedule 2.1.9;

                2.1.10 Any claim or right against a third party to the extent it relates to any Acquired Asset or Assumed Liability, whether such claim or right accrued prior to, on or after the Effective Date; and

                2.1.11 Up to the first collected $20,000 of accounts receivable arising in connection with the Business, as set forth on Schedule 2.1.11 ("Receivables"). Such $20,000 of Receivables shall be deemed to be part of the Purchase Price. Any Receivables collected by Buyer in excess of $20,000 shall be credited to Sellers in accordance with Section 3.3 hereof. Buyer shall use its reasonable best efforts to collect all Receivables set forth in Schedule 2.1.11. Any Receivables not collected within 90 days following the Closing Date shall revert to Sellers.; and

                2.1.12 All deposits and pre-paid expenses relating to the Business which were paid by Sellers prior to the Effective Date, as set forth on
Schedule 2.1.12, as set forth on Schedule 2.1.12.

        2.2 Excluded Assets. Buyer shall not acquire and Sellers shall not sell, transfer or assign to Buyer any of the other assets or properties of Sellers, including, without limitation, any of the following rights, properties and assets (the "Excluded Assets"):

                2.2.1 All assets owned by any third party (except for Seller's leasehold interest in those assets), including without limitation any interest of any landlord in any leasehold improvements.

        ARTICLE 3.      ASSUMPTION OF LIABILITIES BY BUYER

        3.1 Assumed Liabilities. Buyer hereby assumes, as of the Effective Date, the following liabilities (collectively, the "Assumed Liabilities"):

        (a) Subject to the terms and conditions of this Agreement, Buyer hereby fully assumes and agrees to pay, perform and discharge when due all debts, obligations, contracts and liabilities of Sellers relating to the Acquired Assets which arise or are to be performed on and after the Effective Date.

        (b) Such Assumed Liabilities shall further include Buyer's assumption, effective as of the Effective Date, of those certain liabilities of Sellers that are set forth on Schedule 3.1(b) attached hereto. Such liabilities are represented at their face values, without giving effect to any present value adjustment.
        3.2 Excluded Liabilities. Except as expressly otherwise stated herein, Buyer shall not assume or be obligated for, and Sellers shall retain, pay, perform and discharge on a timely basis and in a manner not to disrupt or adversely affect the Business, any and all debts, contracts, liabilities and obligations (the "Excluded Liabilities"), including, without limitation, the following:

                3.2.1 Liabilities of any kind or nature, absolute or contingent which arise or are to be performed prior to the Effective Date and which relate to the Business, including, without limitation, those relating to the Acquired Assets or the Assumed Liabilities.

                3.2.2 Any and all liabilities and obligations of the Sellers related to the conduct of any business other than the Business;

                3.2.3 All liabilities and obligations of Sellers for taxes (federal, state or local) of any kind, arising prior to the Effective Date, including, without limitation, property taxes (other than property taxes relating to the Acquired Assets arising on or after the Effective Date), franchise taxes, payroll taxes and taxes based on the income or capital of Seller, including any interest, fines or penalties thereon;

                3.2.4 Any tax or other liabilities of Sellers arising or resulting from the consummation of the transactions contemplated by the Agreement, including, without limitation, liability for any sales taxes;

                3.2.5 Employee benefits (including vacation and sick pay) accruing prior to the Effective Date for the benefit of any employee of any Seller;

                3.2.6 Any liabilities and expenses of Sellers arising out of or relating to this Agreement or the performance of the transactions contemplated by this Agreement, including without limitation, legal or accounting fees, investment banking fees, any broker's commissions or finder's fees, and any costs, expenses or liabilities incurred by Sellers to obtain the consent or approval of any third party that is required in order for Sellers to enter into this Agreement and consummate the transactions contemplated hereby, including without limitation consents or approvals to the assignment of leases or other contracts from Sellers to Buyer;

                3.2.7 Sellers' obligations under any contract or agreement of employment with any officer, director or employee, except for that certain employment agreement dated March 15, 1995 entered into by and among Road & Show Cellular West, Inc., as employer, and Carl Grewe and Catherine Grewe, as employees, which is hereby included as an Assumed Liability under Article 3 hereof;

                3.2.8   Sellers'   obligations   with  respect  to  any  Sellers
Affiliate's accounts, debts or notes payable and any cause of action or other claim against Sellers or any of their Affiliates;

                3.2.9 Liability for any severance pay or other severance benefit paid or payable by Seller to any employee of Seller who is terminated from employment for any reason before the Effective Date;

                3.2.10 Any Employee Benefit Plans of Seller or any liabilities of any kind or nature under or related to such plans;

                3.2.11 Any liability, cost or obligation of Seller on account of or related to any activity of Seller from and after the Effective Date other than such as may be incurred on Buyer's behalf pursuant to specific prior written authorization of Buyer, which shall not be unreasonably withheld;

                3.2.12 Any past,  present or future costs,  assessments,  fines, penalties or related contingencies assessed or assessable under any environmental, labor, employee safety, wage and hour or other statute, rule or regulation, arising out of or relating to any transaction, fact, event, act or omission, or any obligations, arising prior to the Effective Date, of Seller or any of its Affiliates or of any officers, directors, shareholders or employees of Seller or any of its Affiliates;

                3.2.13 Any workers' compensation, contingent liability or tort claims arising out of or relating to any transaction, fact, event, act, omission or obligation arising prior to the Effective Date, of Sellers or of any officers, directors, shareholders or employees of Sellers;

                3.2.14 Any claims, liabilities or contingencies relating to any past or present litigation, labor dispute, governmental investigation or administrative proceeding against or affecting Sellers; and
                3.2.15 Any liability of Sellers for sales or use taxes arising prior to the Effective Date.

        3.3 Reconciliation. Buyer shall provide a reconciliation to Seller within a reasonable time after the Closing, but in no event later than 90 days, which shall account for those accounts payable and revenues relating to open rental agreements whose billing period begins before the Closing Date and ends on or after the Closing Date. Such items shall be reconciled on a pro rata basis, such that the charges payable or the collected revenues from such open rental agreements shall be pro rated to Sellers (for the period prior to the Closing Date) and to Buyers (for the period on and after the Closing Date) on a per diem basis for the applicable time period. Within 60 days after the completion of such reconciliation, Buyer or Sellers, as the case may be, shall pay all amounts due in accordance with such reconciliation. In the event that Buyer collects in excess of $20,000 of Receivables, as described in Section 2.1.11, then Buyer shall have the right to apply any such excess of Receivables against any amounts payable to Sellers pursuant to the reconciliation set forth in this Section 3.3.

        ARTICLE 4.      CONSENTS TO ASSIGNMENT

        4.1 No Assignment Without Consent. To the extent that the conveyance, assignment, sublease or delegation by Sellers to Buyer of any of the Acquired Assets or the assumption of any Assumed Liability by Buyer shall require the consent or approval of any third party, this Agreement shall not constitute a conveyance, assignment, sublease, delegation or assumption thereof if such attempted conveyance, assignment, sublease, delegation or assumption would constitute a breach thereof subject to the waiver set forth in Section 4.2 below.

        4.2 Performance, Enjoyment by Buyer. Following the Closing Date and until the required consents or approvals of third parties with respect to the conveyance, assignment or sublease by Sellers to Buyer of any of the Acquired Assets or to the assumption of any Assumed Liability by Buyer shall have been obtained, Buyer, as Sellers' agent, shall perform or discharge all of Sellers' liabilities, responsibilities, obligations and commitments which arise from and after the Effective Date, and shall enjoy all of Sellers' rights, benefits and entitlements under same. Following the Closing Date, and for a period of one (1) year, Sellers shall continue to use their reasonable best efforts, at their cost and expense, except that Buyer shall be responsible for its own costs and expenses so incurred, to obtain the following, as reasonably required by Buyer. Without in any way limiting Sellers' obligations to cooperate with Buyer in obtaining the consents of landlords and equipment lessors for the assignment of leases to Buyer hereunder, Buyer acknowledges that such consents and approvals will not be available by the Closing Date and Buyer waives its right to receive such consents. With respect to such leases, Buyer shall endeavor to provide notice to such lessors of said assignments.

        ARTICLE 5.      PURCHASE PRICE

        5.1 Purchase Price. At the Closing, (or as otherwise provided herein), Buyer shall pay to the Sellers (as may be allocated among the Sellers in their discretion), the following purchase price (the "Purchase "Price"):

        (a)  Cash: cash in the amount of $1,058,276 (the "Cash");
        (b) Common Stock: 300,000 shares (the "Shares") of Buyer's common stock, $.01 par value (the "Common Stock") issued by Buyer to Sellers, or their nominees, subject to the six (6) month Stock Holdback as set forth in Section
5.4 hereof;

        (c) Warrants: warrants to purchase an aggregate of 300,000 shares of Buyer's Common Stock, which shall expire three (3) years after the Effective Date (the "Warrants"), in the form as attached hereto as Exhibit 5.1(c) with appropriate insertions, issued by Buyer to Sellers or their nominees, as follows:

                (i) Warrants to purchase 100,000 shares of Common Stock at an exercise price of $3.00 per share;

                (ii) Warrants to purchase 100,000 shares of Common Stock at an exercise price of $4.00 per share; and

                (iii) Warrants to purchase 100,000 shares of Common Stock at an exercise price of $5.00 per share; and

        (d) Assumed Liabilities. The Assumed Liabilities, assumed by STC pursuant to Section 3.1 hereof, are considered to be part of the Purchase Price.

        5.2 Payment of Purchase Price. The Purchase Price shall be paid by Buyer to Sellers, or their nominees, as follows:

        (a) Cash. Subject to Section 5.5 hereof, Buyer shall pay to Sellers the Cash (except for the note cancellation provided for in Section 5.2(a)(i) hereof) by bank check, certified check or wire transfer as follows:

                (i) $250,000 shall be payable at Closing by cancellation of that certain Promissory Note dated March 27, 1996, given by Sellers to Buyer in the original principal amount of $250,000, which shall be evidenced by a receipt. All interest accrued thereunder through Closing shall be waived by Buyer;

                (ii)  $40,415 shall be paid by wire transfer on April 29, 1996;

                (iii) $727,446 shall be payable in six (6) equal installments of $121,241 each, payable on the following dates: July 15, 1996, August 15, 1996, September 15, 1996, October 15, 1996, November 15, 1996 and December 15, 1996; and

                (iv)  $40,415 shall be payable on December 31, 1996.

        (b) Shares and Warrants. Buyer shall deliver to Sellers duly executed certificate(s) for an aggregate of 200,000 of the Shares and for all of the Warrants, registered to Sellers or in such other name(s) as Sellers have designated in writing to Buyer, indicating name, address, tax identification number and number of Shares for each person or entity in whose name such Shares are to be registered.

        5.3 Allocation. The parties acknowledge that the transaction contemplated by this Agreement is a taxable transaction and is an asset purchase within the meaning of Section 1060 of the Code. The Purchase Price paid by Buyer shall be allocated among the Acquired Assets in accordance with a schedule, which will meet the requirements of Section 1060 of the Code, to be mutually prepared and agreed upon by Buyer and Sellers within 60 days after the Effective Date. The parties will prepare and file their respective tax returns and all other required filings (including any necessary elections) based on such allocation. In the event the parties are not able to mutually agree on such an allocation schedule, each party shall be entitled to prepare and file its tax returns and all other required filings (including any necessary election) based on an allocation which is determined independently by such party in its discretion.

        5.4 Stock Holdback. 100,000 of the Shares shall be subject to a six (6) month holdback following the Closing Date (the "Stock Holdback"), as follows. Buyer shall have a right to withhold against such Stock Holdback in the event that within six (6) months of the Closing Date, Buyer is named in a lawsuit or administrative claim, arising out of this Transaction, including without limitation a lawsuit or administrative claim relating to Excluded Liability, based upon an allegation of an act or omission of Sellers. In such event, the parties shall use their best efforts to arrive at a reasonable potential exposure of the Buyer, if any, with regard to said litigation and Buyer shall be entitled to holdback such shares as are necessary to economically equate to said exposure. In the event that the parties cannot agree on the reasonable potential exposure, then counsel of record for Buyer shall be required to provide a reasonable written opinion of same. In the event that Buyer is entitled to exercise its rights pursuant to such Stock Holdback, the Shares shall be valued at their then current market value.

        5.5 Conditional Acceleration of Cash Payments. Notwithstanding the payment schedule set forth in Section 5.2 hereof, in the event that Buyer completes a debt and/or equity financing after the Closing Date, then Buyer shall at such time prepay the Cash then outstanding and unpaid by an amount representing fifteen (15%) of the net proceeds received by Buyer from such financing, with the amount of each remaining installment of Cash then reduced on pro rata basis. For example, (assuming for purposes of this example only that the amount of each payment payable pursuant to Section 5.2(a)(iii) were $150,000) in the event that Buyer were to raise $2,500,000 on May 20, 1996, 15% of such amount, or $375,000, would be prepaid by Buyer against the remaining Cash payments of $750,000. The five remaining installments would then be reduced from $150,000 each to $75,000 each.

        5.6  Buyer's Right of Setoff.

        (a) Except as otherwise expressly provided in this Agreement, the parties hereto expressly agree that despite the fact that Buyer may claim an offset from Sellers based on any obligation arising pursuant to any provision of this Agreement from Sellers to Buyer, that such a claim of offset by Buyer to Seller shall in no way relieve Buyer from timely paying the full amount of payments due from Buyer to Sellers pursuant to Section 5.2(a)(iii) and 5.2(a)(iv) of this Agreement. As first referenced in Section 3.1(b) above, in the event that, following the Closing Date, the amounts for the items listed on
Schedule 3.1(b) exceed, in the aggregate, $1,691,724, then in such event Buyer shall have the right, but not the obligation, to assume such additional liabilities, subject to the reasonable approval of Marlar, which approval shall not be unreasonably withheld or delayed. If so assumed by Buyer pursuant to mutual agreement with Sellers, as evidenced by a signed writing, Buyer shall have a right to reduce the then unpaid Cash portion of the Purchase Price by an amount equivalent to the amount of such additional assumed liabilities. Such reduction shall be allocated equally against all such remaining payments of Cash. In the event that Buyer and Sellers cannot agree on Buyer's assumption of any such excess liabilities, then Buyer may assume such liability and, provided that Buyer actually pays such liability, then Buyer may make a corresponding reduction to then remaining Cash payments, which such reduction shall be first applied against the last such payments due, provided that the parties shall use their best good faith efforts to resolve such disagreement as soon as practicable. In the event that Buyer pays a claimed excess liability without the prior written approval of Sellers, such payment shall not, in any manner, be deemed a waiver of Sellers' rights to contest said payment and seek all sums claimed due and not paid by Buyer to Sellers pursuant to Sections 5.2(a)(iii) and 5.2(a)(iv) hereof. Any such reduction shall be to the exclusion of Buyer exercising any rights with respect to the Stock Holdback.

        5.7  Payment Default.

        (a) In the event that Buyer defaults in the payment of any of the payments required pursuant to Sections 5.2(a)(iii) or 5.2(a)(iv) hereof, and such default continues uncured for more than ten (10) days after Buyer's receipt of notice of such default, then, as liquidated damages, Buyer shall incur an additional payment obligation of $100,000 for each such default, which $100,000 shall be payable on the next installment due date following the default date (such additional $100,000 payments are herein referred to as the "Liquidated Damages"). However, in the event that Buyer commits more than two defaults of such scheduled installment payments, which defaults go uncured after ten (10) days' notice, then all then remaining installment payments shall immediately become due and payable.

        (b) The parties hereto agree that time is of the utmost essence in connection with the payments due from Buyer to Sellers pursuant to Sections 5.2(a)(iii) and 5.2(a)(iv), and, further, the parties hereto expressly acknowledge and agree that the amount of actual damages sustained by a breach of the timely payments of the sums due would, from the nature of the transactions set forth in this Agreement, be impracticable or extremely difficult to fix. In addition, the parties hereto expressly agree that the Liquidated Damages are fair and reasonable under the circumstances existing at the time this Agreement is executed. Buyer expressly waives any claim that the Liquidated Damages constitute a penalty, a forfeiture or excessive interest. In further consideration of the setting of the Liquidated Damages, Sellers agree that such Liquidated Damages represent Sellers' sole remedy for damages relating to default of Buyer of its obligations under Sections 5.2(a)(iii) and 5.2(a)(iv), and to the exclusion of any and all provisional remedies, in the event of two or less uncured defaults by Buyer of its payment obligations under Sections 5.2(a)(iii) or 5.2(a)(iv) hereof.

        (c) By way of example, (assuming for purposes of this example only that the amount of each payment payable pursuant to Section 5.2(a)(iii) were $150,000), if Buyer failed to make the entire payment of $150,000 due on July 15, 1996 and failed to timely cure such default, then the sum due on August 15, 1996 would be $400,000 (representing the July 15th payment of $150,000, $100,000 of Liquidated Damages and the August 15th payment of $150,000. If Buyer failed to make the entire payment of $400,000 due on August 15, 1996 and failed to timely cure such default, then the sum due on September 15, 1996 would be $650,000, (representing the August 15th payment of $400,000, a second obligation of $100,000 of Liquidated Damages and the September 15th payment of $150,000. If Buyer failed to make the entire payment of $650,000 due on September 15, 1996 and failed to timely cure such default, then Sellers would have the right to institute any and all collection or enforcement remedies available to them in law or equity to collect the $650,000 due and owing and accelerate the remaining $450,000 payments payable under Sections 5.2(a)(iii) and 5.2(a)(iv) hereof as currently due and payable.

        ARTICLE 6.      CLOSING

        6.1 The Closing. The closing hereunder ("Closing") shall take place concurrently with the execution of this Agreement, which shall be effected by exchange, via facsimile transmission of signature pages of all applicable documents, followed by exchange of original documents and payment of the Purchase Price by overnight courier. The date on which such Closing occurs shall be deemed the closing date (the "Closing Date"). Notwithstanding the foregoing, the effective date of this Agreement shall be 12:01 a.m. Pacific Time, April 27, 1996 (the "Effective Date").

        6.2 Sellers' Obligations at Closing. Except as acknowledged by the parties in first sentence of Section 4.2 and except as otherwise waived by Buyer, at the Closing Sellers shall deliver to Buyer the following, at the expense of Sellers, duly executed and acknowledged by Sellers, in form and substance reasonably satisfactory to Buyer and its counsel:

                (a) All other appropriate bills of sale, assignments, and other good and sufficient instruments of transfer necessary to transfer to Buyer title to the Acquired Assets in accordance with Article 2 of this Agreement.

                (b) A receipt for the portion of the Purchase Price paid at Closing and, upon request, a subsequent receipt for subsequently paid portions of the Purchase Price.

                (c) Evidence of all appropriate corporate action taken by Sellers' Boards of Directors and stockholders to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, certificates of the Secretaries of each of the Corporate Sellers certifying as to incumbency, the charter, the bylaws and authorizing resolutions.

        6.3 Buyer's Obligations at Closing. At the Closing, Buyer has delivered to Sellers the following, at the expense of Buyer, duly executed and acknowledged by Buyer, in form and substance reasonably acceptable to Sellers and its counsel:

                (a) Payment and delivery of the Purchase Price and all instruments and certificates representing any part of the Purchase Price as provided in Section 5.2.

                (b) Incumbency Certificate of Buyer. A signed certificate of the Secretary of Buyer which shall certify the names of the officers of Buyer authorized to sign this Agreement, the Collateral Documents, and the other documents or certificates to be delivered by such person pursuant to this Agreement, together with the true signatures of each of such officers.

                (c) Instruments of assumption of the Assumed Liabilities as Sellers may reasonably request (collectively, the "Assumption Documents").

                (d) Evidence of all appropriate corporate action taken by Buyer's Board of Directors to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

        ARTICLE 7.      REPRESENTATIONS AND WARRANTIES

        7.1 Representations and Warranties By Sellers. Sellers, jointly and severally, represent and warrant to Buyer as follows:

                7.1.1   Corporate Data and Authority.

                (a) Corporate Sellers are corporations duly organized, validly existing and in good standing under the laws of the states identified with respect to each Corporate Seller in the preamble to this Agreement, each have heretofore furnished to Buyer a complete and correct copy of each of their respective charter documents, as amended, the Sellers' respective bylaws, as amended, certified as of a recent date by their respective corporate secretaries, receipt of which is hereby acknowledged by Buyer, which charter documents and bylaws are in full force and effect and have not been amended or modified in any respect since the date of the copies delivered to Buyer. Sellers are not in violation of any of the provisions thereof in any manner which would have a material adverse effect on the Acquired Assets, on the Business or on the transactions contemplated by this Agreement.

                (b) Corporate Sellers have corporate power and authority to carry on the Business as it is now conducted and to own or hold under lease the properties, real and personal, it purports to own or hold under lease which relate to the Business.

                (c) Corporate Sellers each have corporate power to execute, deliver and perform this Agreement; the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Sellers and each of their respective stockholders and Boards of Directors and no other stockholder or board of directors approval is necessary for the consummation of the transactions contemplated hereby.

                (d) The execution and delivery of this Agreement by Sellers and the consummation by Sellers of the transactions contemplated hereby are not prohibited by and do not violate any provision of the charter documents or bylaws, as amended to date, of Corporate Sellers, and do not violate any material provision of, and will not result in the breach of, or accelerate or permit the acceleration of the performance required by, any material term of any material contract, agreement, indenture, mortgage, note, bond, commitment, license or other instrument to which any Seller is a party or by which any of the Acquired Assets is bound, the breach, violation or acceleration of which would result in the creation or imposition of any Lien on any of the Acquired Assets.

                (e) This Agreement has been duly executed by Sellers and constitutes a valid, legally binding, and Enforceable obligation of Sellers.

                (f) No Seller, as debtor, has: filed, or had filed against it, a petition in bankruptcy or a petition to take advantage of any other insolvency act; admitted in writing its inability to pay its debts generally; made an assignment for the benefit of creditors; consented to the appointment of a receiver for itself or any part of its property nor has any such receiver been appointed nor is there any application for the appointment of such a receiver pending; or generally committed any act of insolvency (including the failure to pay obligations as they become due) or bankruptcy.

                7.1.2   Property Interests.

                (a) Sellers have good and marketable title to, or have valid leasehold interests in, the Acquired Assets, free and clear of all Liens except the Permitted Liens and except as set forth on Schedule 2.1.5 hereto.

                (b) Schedule 2.1.1 sets forth a complete list of all tangible personal property comprising the Acquired Assets (except for personal property held by Sellers as lessee under a lease other than a lease required under generally accepted accounting principles to be capitalized), setting forth a description of each such item of tangible personal property. The tangible personal property included in the Acquired Assets is in good working condition subject only to reasonable wear and tear and is fit for its intended purposes and no material amounts are required to be expended for the repair and maintenance of said personal property other than amounts that are consistent with the amounts Sellers has historically expended for such repair and maintenance.

                (c) Schedule 2.1.5 is a complete list of all leases of tangible personal property comprising part of the Acquired Assets, together with a description of the leased property, the termination date of each lease, the name and address of the lessor, and the amount of the regular periodic payments under the lease. True and complete copies of all personal property leases listed on
Schedule 2.1.5 have heretofore been delivered to Buyer.

                (d) Schedule 2.1.4 is a complete list of all leases, as amended to date, under which Sellers, as lessee, lease any premises that are used in the Business and which comprise part of the Acquired Assets, together with the location of the premises and the payments required thereunder.

                (e) All leases of real and personal property pursuant to which Sellers lease from others real or personal property comprising part of the Acquired Assets are valid, subsisting and Enforceable in accordance with their respective terms, and there is not, under any such lease, Any Default.

                (f) No Seller is in violation of, or in default under, any law, ordinance, order, regulation, authorization, permit or certificate pertaining to the Acquired Assets or the Business that remains uncured or that has not been waived, which violation or default would have a material adverse effect upon the condition (financial or otherwise), of the Business, the Assumed Liabilities or the Acquired Assets.

                7.1.3   Trademarks, Etc.

                (a) Except for "Shared Technologies Cellular" and "Road & Show Cellular" and any variation thereof (the "Marks"), Sellers do not use any trademarks, trade names, service marks or copyrights in connection with the Business, and do not have pending any applications therefor.

                (b) Sellers do not own and do not use any trade secret, process, development, design, technique, customer or supplier list, blueprint, specification, promotional idea, marketing or purchasing strategy, invention, computer program, confidential data or information, or know-how that is material in connection with the operation of the Business.

                7.1.4 No Broker. Sellers have not retained a broker or finder in connection with the transactions contemplated by this Agreement so as to give rise to any valid claim against any Seller or Buyer for any fee, commission or similar payment.

                7.1.5   Employee Matters.

                (a) Schedule 7.1.5(a) includes a complete list of the following, copies or, in the case of oral agreements, written summaries of which will be provided to Buyer upon its request:

        (i) each oral or written contract, commitment or understanding between any Seller and any current employee of any Seller employed in the Business, other than any contract, commitment or understanding between any Seller and any employee of any Seller who is employed at will by any such Seller;

        (ii) each material oral or written consulting agreement, deferred compensation agreement, covenant not to compete, and confidentiality agreement relating to the Business and to which any Seller is a party; and

        (iii) each profit-sharing, bonus, stock option, stock purchase, pension, retirement, savings, health, hospitalization, insurance or similar plan or arrangement, formal or informal, providing benefits to any current or former employee of any Seller assigned to the Business.

                (b) Except as provided in any agreement described on Schedule 7.1.5(a), all employees of Sellers assigned to the Business are employed at will by Sellers.

                (c)     Except as set forth in Schedule 7.1.5(a),

        (i) Sellers are not currently involved in any labor dispute, proceeding, work stoppage or disturbance involving employees of Sellers who are assigned to the Business, other than routine grievances which are not material, and

        (ii) during the past two years, there have been no strikes, work stoppages or labor union organizational campaigns involving employees assigned to the Business, and Sellers are not aware of any threat of any such strikes, work stoppages or organizational campaigns.

        (iii) Sellers are not a party to any collective bargaining agreement or any other contract or arrangement with any labor organization relating to the Business.

                7.1.6   Absence of Material Adverse Changes.

                Since December 31, 1995, Sellers have not:

                (a) operated the Business other than in the usual, regular and ordinary course in substantially the same manner as theretofore conducted;

                (b) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the Acquired Assets or the Business;

                (c) suffered or experienced any adverse change in, or event or condition adversely affecting, its condition (financial or other), properties, liabilities, business, operations, or prospects other than adverse changes, events or conditions that are not, individually or in the aggregate, material as they relate to the Acquired Assets and the Business;

                (d) other than in the usual and ordinary course of Business, made or suffered any amendment or termination, other than upon expiration, of any material contract, agreement, lease or license to which it is a party which relates to the Acquired Assets or the Business;

                (e) sold, assigned, transferred, granted, amended, terminated or waived any right concerning the Acquired Assets or the Business; or

                (f) except as heretofore described, entered into any material agreement with respect to, or otherwise creating a material obligation to do, any of the foregoing.

                7.1.7   Material Contracts.

                (a) Schedules 2.1.7 and 2.1.9 set forth a complete list of all material agreements, contracts and commitments (collectively, the "Material Contracts") of the following types, whether written or oral, relating to the Business or the Acquired Assets, to which Sellers are a party:

        (i) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money by, or any extension of credit to Sellers;


        (ii) agreements, orders or commitments for the purchase of goods or equipment, involving payments or receipts in excess of $5,000 individually or $10,000 in the aggregate;

        (iii) partnership, joint venture or other arrangements or
        agreements involving a sharing of profits or    expenses;

        (iv) contracts or commitments to sell, lease or otherwise dispose of any of the Acquired Assets other than in the ordinary course of Business;

        (v) contracts or commitments, including without limitation, non-competition, patent rights and royalty agreements;

        (vi) contracts or commitments limiting the freedom of Sellers to compete in any line of business or in any geographic area or with any person or entity; and

        (vii) any other agreement, contract or commitment which in any case involves more than $5,000 individually or $10,000 in the aggregate or has a term that will continue for six (6) months or more from and after the Effective Date and is not cancelable upon 30 or fewer days' notice without liability, penalty or premium, other than a nominal cancellation fee or charge.

                (b) Except as disclosed by Sellers to Buyer in Schedules 3.1(b) and 7.1.9, the Material Contracts are valid, subsisting and Enforceable in accordance with their respective terms and there is not, under any Material Contract, Any Default, and Sellers are not aware of Any Default thereunder by any other party thereto.

                (c) Sellers have heretofore delivered to Buyer complete copies of all written Material Contracts, together with all amendments thereto, and memoranda summarizing the material terms of all Material Contracts that are oral.

                (d) Sellers have no outstanding powers of attorney relating to the Acquired Assets or the Business.

                7.1.8   Environmental Matters.

                (a) Sellers have not released or caused to be released any hazardous substance, hazardous material, oil or hazardous waste, as such terms are defined in applicable Environmental Laws, which could reasonably be expected to result or has resulted in surface or underground contamination of the real estate and related improvements which are the subject of the Real Property Leases (the "Property").

                (b) Sellers are in material compliance with all applicable federal, state and local environmental laws and regulations (the "Environmental Laws") applicable to the Business and the Property, and there are not now pending or threatened, or any basis for any action, suit, lien, investigation or proceeding against the Property or Sellers in connection with any past or present noncompliance by Sellers with such Environmental Laws.

                7.1.9 No Litigation. Except as disclosed in Schedule 7.1.9, there is no action or proceeding pending or, to Sellers' knowledge, threatened or, to Sellers' knowledge, any basis for, any litigation or claim by or against Sellers of any kind or nature.

                7.1.10  Private Placement.

                (a) Sellers understand that (i) the issuance of the Shares and the Warrants to Sellers as part of the Purchase Price is intended to be exempt from registration under the Securities Act of 1993, as amended (the "Securities Act") pursuant to Section 4(2) of the Securities Act.

                (b) The Shares and Warrants acquired by Sellers pursuant to this Agreement are being acquired for their own account and without a view to the resale or distribution except as provided in Section 7.1.10(e).

                (c) Sellers are "Accredited Investors" as such term is defined in Regulation D promulgated under the Securities Act.

                (d) Sellers have been furnished with and carefully read Buyer's Exchange Act Filings filed since Buyer's initial public offering on April 21, 1995 and have been given the opportunity to ask questions of, and receive answers from, Buyer's management concerning the Shares and Warrants, Buyer's business and other related matters. Sellers further represent and warrant to Buyer that Buyer has made available to Sellers or its agents all documents and information relating to an investment in the Shares and Warrants requested by or on behalf of Sellers.

                (e) Sellers agree that the Shares and the shares of Buyer's common stock underlying the Warrants (the "Warrant Shares") may be resold or otherwise transferred only, (i) inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) to an Accredited Investor who, prior to such transfer, furnishes to Sellers a signed letter to the effect of this paragraph, (iii) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act,
(v) other valid exemptions under the Securities Act, or (vi) pursuant to a registration statement declared effective under the Securities Act. Sellers agree that, in the case of any resale or other transfer pursuant to clauses (i) through (iv) of the preceding sentence, they will furnish to Buyer or its transfer agent such certifications, legal opinions or other information as Buyer may reasonably require to confirm that such resale or other transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                (f) Each certificate for the Shares and the Warrant Shares issued to Sellers or to a subsequent transferee shall (except for any transferee pursuant to clauses (iv) and (vi) of the first sentence of Section 7.1.10(e)) bear a legend in substantially the following form:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER(S) FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION UNDER STATE LAW, IF REQUIRED, OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

provided, however, that Buyer shall remove such legend at such time that Sellers become eligible to transfer the Shares or Warrant Shares under Rule 144(k) under the Securities Act.

                7.1.11 Disclosure. No representation or warranty by Sellers contained in this Agreement or in any Schedule or in any statement or certificate furnished by Sellers to Buyer or their representatives in connection herewith or pursuant hereto contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein or therein contained not misleading.

                7.1.12 Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE SCHEDULES HERETO, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, AS TO THE ACQUIRED ASSETS, EXCEPT THAT THE ACQUIRED ASSETS ARE BEING DELIVERED IN GOOD WORKING ORDER, ORDINARY WEAR AND TEAR EXCEPTED.

        7.2 Representations and Warranties as to Buyer. Buyer represents and warrants to Sellers as follows:

                7.2.1   Corporate Data and Authority.

                (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has heretofore furnished to Seller a complete and correct copy of (a) its Certificate of Incorporation, as amended, certified as of a recent date by the Secretary of State of Delaware and (b) its By-laws, as amended, certified as of a recent date by its corporate secretary, which Certificate of Incorporation and By-laws are in full force and effect and have not been amended or modified in any respect since the date of the copies delivered to Buyer. Buyer is not in violation of any of the provisions thereof in any manner which would have a material adverse effect on the transactions contemplated by this Agreement.

                (b) Buyer has corporate power to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and the Collateral Documents, have been duly authorized by all necessary corporate action on the part of Buyer, and no stockholder approval or other approval of the Board of Directors of Buyer (or any committee thereof) is necessary for the consummation of the transactions contemplated hereby.

                (c)  This   Agreement  has  been  duly  executed  by  Buyer  and
constitutes the valid, legally binding and Enforceable obligation of Buyer.

                (d) The Shares and Warrants are duly authorized, validly issued, fully paid and non-assessable. Upon delivery of the Shares and Warrants to Sellers pursuant to this Agreement, Sellers will acquire good, valid and marketable title to the Shares and Warrants.

                7.2.2 No Litigation. Except as disclosed in Schedule 7.2.2, there is no action or proceeding pending or, to Buyer's knowledge, threatened or, to Buyer's knowledge, any basis for, any litigation or claim by or against Buyer of any kind or nature which, in the aggregate, would have a material adverse effect on Buyer.

                7.2.3 No Broker. Buyer has not retained any broker, investment banker, or finder in connection with the transactions contemplated by this Agreement so as to give rise to any valid claim against either Sellers or Buyer for a finder's fee, brokerage commission, investment banking fee or similar payment.


                7.2.4 Disclosure. Buyer has delivered to Sellers a true and complete copy of all reports, statements or schedules filed since Buyer's initial public offering on April 20, 1995 (during Buyer's current and immediately past fiscal years) by Buyer pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")(each an "Exchange Act Filing"). All Exchange Act filings have been so filed as of their respective filing dates.
                7.2.5 Authority to Act on Behalf of Subsidiary. Buyer has been duly authorized by its wholly-owned subsidiary, STI Cellular Franchise Corp. ("Franchise Corp."), to act on behalf of Franchise Corp. for the purposes of Sections 12.1 and 12.2 hereof.

        ARTICLE 8.      PARTICULAR COVENANTS OF SELLER AND BUYER

        8.1     Covenants of Sellers.

                (a) Sellers hereby covenant and agree that after the Closing, Sellers will furnish to Buyer such other instruments (executed as required) and information as Buyer may reasonably request in order effectively to convey to and vest in Buyer title to the Acquired Assets consistent with the provisions of
Section 2.1 of this Agreement.

                (b) Sellers hereby covenant and agree that after the Closing Sellers shall pay, perform and discharge on a timely basis, and in a manner not to disrupt or adversely affect the Business, all of the Excluded Liabilities.

                (c) Sellers hereby covenant and agree that they shall not bill any charges to customers on the Closing Date.

        8.2     Covenants of Buyer.

                (a) Buyer hereby covenants and agrees that after the Closing, Buyer will furnish to Sellers such other instruments (executed as required) and information as Sellers may reasonably request in order to evidence and confirm Buyer's assumption of the Assumed Liabilities.

                (b) Buyer hereby agrees to cause Marlar to be nominated for election to the Board of Directors and to vote all shares as to which Buyer may hold voting rights (including shares under its control by proxy) in favor of Marlar, for a period of three years following the Effective Date. Buyer shall endeavor to cause Marlar to be so elected to Buyer's Board of Directors at or prior to the next meeting of the Board of Directors, but in no event later than May 31, 1996.


        8.3 Covenants of Buyer and Sellers. Buyer and Sellers hereby covenant and agree that:

                (a) For a period of three (3) years following the Effective Date, or for such longer periods as may be required to satisfy record retention requirements of applicable law, Sellers and Buyer will retain all business records relating to the Business, including all records required to be retained pursuant to obligations imposed by applicable law.

                (b) Buyer and Sellers shall each provide duly authorized representatives of the other party access to all records relating to the Business for bona fide business reasons at any time during regular business hours, with reasonable prior notice, for a period of three (3) years after the Effective Date or until such later time as all Federal, state and local tax audits of Sellers' taxable years during which it owned the Business have been completed, including any litigation related thereto, and such other party may make abstracts from, or make copies of, any such records at its own expense. In connection with any review of records relating to the Business as set forth in this Subsection, Buyer and Sellers shall each provide to such duly authorized representatives of the other party access to employees of Buyer and Sellers, as the case may be, who are familiar with such records and who can assist such representatives of the other party, at the other party's expense, in locating, explaining or otherwise reviewing such records. No party shall destroy any books, accounts, journals, information, records or computer tapes or diskettes relating to the Business within the period referred to above without written permission of the other, which permission shall not be unreasonably withheld or delayed.

        ARTICLE 9.      EMPLOYEES AND EMPLOYEE MATTERS

        9.1 Employment of Personnel. Buyer has offered employment to certain of Sellers' employees who are assigned to the Business commencing on or about the Effective Date. Sellers shall cooperate with Buyer in Buyer's efforts to hire people who are employed by Sellers and who are assigned to the Business as of the Effective Date. Sellers have terminated, as of the Effective Date, the employment of all such employees of Sellers who have been offered employment by Buyer. It is Buyer's intent, and Sellers understand, that any employee of Sellers who is employed by Buyer as contemplated by this subsection shall be an employee on an "at will" basis by Buyer, and nothing in this Agreement shall constitute an employment agreement between Buyer and any such employee. Buyer shall have no liability for any loss, cost or damage arising from or related to Buyer's decision to hire or not to hire any person who is an employee of Sellers as of the Effective Date.

        9.2 Sellers' Continuing Employees. Except as provided in this Section 9, Buyer shall have no obligation or liability with respect to any of Sellers' employees who do not become employees of Buyer as provided in Section 9.1, including without limitation all obligations arising under COBRA.

        ARTICLE 10.     INDEMNIFICATION

        10.1 Indemnification of Seller. Buyer shall defend, indemnify and hold harmless Sellers, and each of their employees, officers and directors from and against any and all claims, demands, causes of action, suits, judgments, debts, liabilities and expenses (including but not limited to court costs and related expenses, and reasonable fees and disbursements of counsel, (individually, a "Claim" and collectively, "Claims") suffered or incurred by reason of or in connection with:

                (a) any misrepresentation of a material fact or omission to state a material fact, any breach of warranty or any breach or nonfulfillment of any agreement or covenant by Buyer contained herein or in any certificate, document or instrument delivered to Sellers pursuant hereto or in connection herewith;

                (b)     any of the Assumed Liabilities; and

                (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        10.2 Indemnification of Buyer. Sellers, jointly and severally, shall defend, indemnify and hold harmless Buyer, its employees, officers and directors from and against any and all Claims suffered or incurred by reason of or in connection with any of the following:

                (a) any misrepresentation of a material fact or omission to state a material fact, any breach of warranty or any breach or nonfulfillment of any agreement or covenant by Buyer contained herein or in any certificate, document or instrument delivered to Sellers pursuant hereto or in connection herewith;

                (b)     any of the Excluded Liabilities;

                (c) any and all loss, liability or damage arising out of or resulting from the failure of Sellers to comply with any bulk sales or similar law applicable to the transactions contemplated by this Agreement; and

                (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        10.3    Indemnification Procedures.

                (a) The party seeking indemnification hereunder (the "Indemnitee") shall give to the party from which indemnification is sought hereunder (the "Indemnitor") written notice of any Claim which is subject to the indemnity obligations set forth in Section 10.1 or 10.2, as applicable, with sufficient promptness as not to prejudice the other party's interests in respect of such Claim and any obligation of indemnity arising therefrom. Such notice shall set forth all facts and other information which the Indemnitee has with respect to the Claim. As part of such notice, the Indemnitee shall furnish the Indemnitor with copies of any pleadings, correspondence or other documents relating thereto that are in the Indemnitee's possession. The Indemnitee's failure to notify the Indemnitor of any such Claim shall not release the Indemnitor, in whole or in part, from its obligations under Sections 10.1 or 10.2, as applicable, except to the extent that the Indemnitee's ability to defend against such claim is actually materially prejudiced thereby. The Indemnitor shall, within 15 business days of receipt of such notice, (i) deny in writing the Claim, (ii) pay the amount of the Claim if a monetary amount is involved, or (iii) if a Claim of a third party is involved, by notice to the Indemnitee, assume the defense of such Claim.

                (b) Upon giving such notice to the Indemnitee, the Indemnitor shall have the exclusive right to conduct and control, through counsel of its own choosing, who is reasonably satisfactory to the Indemnitee, the defense of any such Claim or any action arising therefrom, provided, that (i) the Indemnitee is reasonably satisfied that the Indemnitor will have financial resources, or valid insurance, available to satisfy the liabilities arising under such Claim; and (ii) in conducting the defense of any such Claim or action, the Indemnitor shall, and shall cause its counsel to, consult with the Indemnitee and its counsel, if any, and shall keep the Indemnitee and its counsel, if any, fully advised of the progress thereof.

                (c) If the Indemnitor elects to assume and control the defense of the Claim, the Indemnitee shall have the right to employ counsel separate from counsel employed by such Indemnitor in any such action and to participate in the defense thereof. The fees and expenses of such counsel employed by the Indemnitee shall be at the expense of the Indemnitee unless (i) the employment thereof has been specifically authorized by such Indemnitor in writing, (ii) the Indemnitor has failed to promptly assume the defense and employ counsel or the Indemnitor or its counsel has failed to provide and adequate defense in a timely manner, or (iii) the Indemnitor is a party to such claim and the Indemnitor has been advised by counsel that there are additional or separate defenses, or there is otherwise a conflict of interest, between the Indemnitee and the Indemnitor. In any such case the fees and expenses of the Indemnitee's counsel shall be paid by the Indemnitor, provided that the Indemnitor shall not in such event be responsible hereunder for the fees and expenses of more than one firm or separate counsel in connection with any such action in the same jurisdiction, in addition to any local counsel. If the Indemnitor fails or refuses to assume the conduct and control of the defense of any such Claim or action, then the Indemnitee shall have the exclusive right to conduct and control such defense. The Indemnitor shall not be liable for any settlement of any Claims effected without its written consent, which consent shall not be unreasonably withheld or delayed. No settlement of any Claim for which indemnification is sought hereunder shall be made without the release of the Indemnitee from all liability relating to such Claim, in form and substance reasonably satisfactory to the Indemnitee and its counsel.

        10.4  Other Provisions Relating to Indemnification.

                (a) Sellers shall not be obligated to indemnify Buyer pursuant to Section 10.2, unless and until Buyer's Claims under Section 10.2 aggregate $25,000, at which point Sellers shall then be obligated to indemnify Buyer for all Claims including and in excess of $25,000.

                (b) An Indemnitee shall not be entitled to duplicate recovery from the Indemnitor and any other person on account of the same Claim.

                (c) Without limiting the generality of this Article 10, Buyer's right to indemnification shall include, without limitation, Buyer's rights under
Section 5.4 hereof.

        10.5 Survival of Representations, Warranties and Agreements. All of the representations and warranties contained in this Agreement shall survive for a period of eighteen months (18) months after the Effective Date. The covenants and agreements set forth in this Agreement shall survive the Closing and shall continue until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

        ARTICLE 11.     SELLERS' COVENANT NOT TO COMPETE

        11.1 The Sellers hereby covenant and agree that they will not, for a period of two (2) years following the Effective Date, directly or indirectly, for themselves or in connection with any person, firm or corporation, engage in the business of renting cellular telephones anywhere in the United States, Mexico or Canada, and will not, during such period, in any way interfere or attempt to interfere with the cellular rental business or related businesses, goodwill, trade, customers or employees of Buyer or its Affiliates. Sellers hereby acknowledge and agree that this agreement not to compete is reasonable and Sellers expressly agree to be fully bound by such restrictions. In the event of a violation of this Section 11.1, Buyer and its Affiliates each shall be entitled, in addition to all other available legal and equitable remedies, to injunctive relief restraining such violation.

        ARTICLE 12.     TERMINATION OF LICENSE AND FRANCHISE
        AGREEMENTS

        12.1 Termination of Rights. The License Agreements and the Franchise Agreement are hereby terminated as of the Closing Date and shall be of no further force or effect whatsoever from and after the Closing Date, except that
(i) all amounts due and payable to Buyer under such agreements as of the Closing Date, as set forth in Schedule 3.1(b), shall be included within the $1,691,724 of Assumed Liabilities referenced in Section 3.1 hereof; and (ii) in consideration of cancellation of the payment obligations of Access Cellular Corporation under the Franchise Agreement, Sellers hereby agree to pay Buyer $180,000 over a twenty-four (24) month period, in equal monthly installments of $7,500 each, payable on the fifteenth (15th) day of each month, with the first such payment due July 15, 1996. In the event that Sellers default in the payment of any of the payments required pursuant to this Sections 12.1, and such default continues uncured for more than ten (10) days after Seller's receipt of notice of such default, then such uncured default shall constitute a breach of this Agreement by Sellers.

        12.2  Termination of Trademarks.   Any and all rights of Sellers in
and to the Marks or the use thereof are hereby terminated.

        ARTICLE 13.  JURISDICTION; CONSENT TO SERVICE OF PROCESS.

        13.1 Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the any Connecticut state court in the County of Hartford, Connecticut, or federal court of the United States of America sitting in the County of Hartford, Connecticut, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that any and all claims in respect of any such action or proceeding may be heard and determined in such Connecticut state court or, to the extent permitted by law, in such federal court.

        13.2 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14.2 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        ARTICLE 14.     MISCELLANEOUS

        14.1 Expenses. Each party shall pay its own expenses incidental to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby.

        14.2 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and such notice shall be given by certified mail, postage prepaid, return receipt requested; or by telecopier, with the original thereof posted by first class mail, postage prepaid, within two (2) business days thereafter; or by private courier requesting evidence of receipt as a part of its service, addressed as follows, and shall be deemed delivery upon the earliest to occur of delivery when so placed in the mails, when telecopied or when delivered to such courier service:

        To Buyer:               Shared Technologies Cellular, Inc.
                             Attn: Legal Department
                              100 Great Meadow Road
                             Wethersfield, CT 06109
                              Telcopy: 860-258-2455


        To Sellers:                     Mr. Craig A. Marlar
                           777 E. Tahquitz Canyon Way
                                    Suite 333
                             Palm Springs, CA 92262
                             Telecopy: 619-323-5659

                                and to:

                                Ronald Jason Palmieri, Esq.
                              911 Linda Flora Drive
                              Los Angeles, CA 90049
                             Telecopy: 310-471-3511

or to such other address as may be designated in writing by any party from time to time in accordance herewith.
        14.3 Captions. Article titles and headings to Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules referred to herein shall be construed with and as an integral part of this Agreement.

        14.4 Successors and Assigns; Other Parties. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties. No assignment shall relieve a party of any of its obligations hereunder without the prior written consent of the other party.

        14.5 Entire Agreement. This Agreement (together with the Schedules referred to herein) and the Collateral Documents, supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto (or by any director, officer or representative of such parties) relating to the matters contemplated hereby. This Agreement (together with such Schedules and Collateral Documents) constitutes the entire agreement by the parties hereto and there are no agreements or commitments except as expressly set forth herein.

        14.6 Waiver. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available at law or in equity.

        14.7 Partial Invalidity. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

        14.8 Counterparts. This Agreement may be executed in two or more counterparts, any or all of which shall constitute one and the same instrument.

        14.9 Amendment and Termination. This Agreement may not be amended orally, but only by an instrument in writing duly executed by the parties.

        14.10 Construction of the Term "Sellers". The parties acknowledge that the term "Sellers" is used in both the singular and plural with the understanding that the Sellers, as defined in the preamble to this Agreement, agree to be bound hereunder jointly and severally and that, therefore, the use of such term shall be construed in a manner such that, regardless of whether it is used in the singular or plural, in each case Buyer shall have the benefit of the more favorable construction of the two alternative forms of the term.

        14.11 Nonexclusivity of Remedies. No remedy of any party hereto shall be exclusive of any other remedy, whether provided herein or available at law or in equity, but each shall be cumulative to all other remedies.

        14.12 Governing Law and Attorneys' Fees. This Agreement shall in all respects be governed by and construed in accordance with the laws of such state as may be determined to apply by a court of competent jurisdiction, in the event of any action or proceeding arising in connection with this Agreement. In the event of any dispute arising in connection with this Agreement , the prevailing party shall be entitled to recovery of its reasonable legal costs and fees, including its reasonable attorneys' fees.

        IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


Buyer:

Shared Technologies Cellular, Inc.


By:____________________________________
Anthony D. Autorino
Chief Executive Officer



Sellers:

Cellular Global Investments of Northern California Inc.


By:____________________________________
   Craig A. Marlar
   President






Access Cellular Corporation


By:____________________________________
   Craig A. Marlar
   President

Road and Show Cellular West


By:____________________________________
   Craig A. Marlar
   President

Road & Show Cellular Arizona Corporation


By:____________________________________
   Craig A. Marlar
   President

Summit Assurance Cellular Inc.


By:____________________________________
   Craig A. Marlar
   President

Northstar Cellular Corp.


By:____________________________________
   Craig A. Marlar
   President


Craig A. Marlar, an individual


- ----------------------------------------
Craig A. Marlar